CONFIDENTIAL
Exhibit 10.41
BETWEEN
GUANGDONG QINGNENG POWER GENERATION
GROUP CO., LTD.
YAO LIN FU
AND
ZHEJIANG PROVINCE JINGNING YINGCHUAN
HYDROELECTRIC DEVELOPMENT CO., LTD.
SHARE TRANSFER CONTRACT
For
LONGQUAN RUIYANG CASCADE II HYDROELECTRIC
CO., LTD.

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CONTENTS

CHAPTER I DEFINITIONS AND INTERPRETATIONS	5

Article 1 Definitions	5

CHAPTER II THE SALE EQUITY STAKE	7

Article 2 Transfer of Sale Equity Stake	8
Article 3 Share Transfer Price	8
Article 4 Conditions Precedent for the Payment of the Transfer Price	11
Article 5 Payment	12
Article 6 Taxes Payable Under the Transfer of Sale Equity Stake	14

CHAPTER III REPRESENTATIONS AND WARRANTIES BY ALL PARTIES	15

Article 7 Representations and Warranties by All Parties	15

CHAPTER IV DISCLOSURES, REPRESENTATIONS AND WARRANTIES BY THE TRANSFERORS	15

Article 8 Disclosures, Representations and Warranties by the Transferors	15
Article 9 General Representations and Warranties by the Transferors	17
Article 10 Ownership	18
Article 11 The Company and the Hydropower Station Project	19

CHAPTER V DISCLOSURES, REPRESENTATIONS AND WARRANTIES BY THE TRANSFEREE	28

Article 12 Disclosures, Representations and Warranties by the Transferee	28

CHAPTER VI DELIVERY	28

Article 13 Delivery	28

CHAPTER VII CREDITOR’S RIGHT AND DEBT AND EMPLOYEES ARRANGEMENT	32

Article 14 Creditor’s Right and Debt Arrangement	32
Article 15 Employees Arrangement	33

CHAPTER VIII CONFIDENTIALITY	34

Article 16 Confidentiality	34

CHAPTER IX BREACH of CONTRACT	35

Article 17 Liability for Breach of a Representation or Warranty	35
Article 18 Liability for Breach of Contract	36

CHAPTER X FORCE MAJEURE	37

Article 19 Force Majeure	37

CHAPTER XI RESOLUTION OF DISPUTES	38

Article 20 Arbitration	38
Article 21 Validity of the Arbitration Award	39
Article 22 Continuation of Rights and Obligations	39

CHAPTER XII APPLICABLE LAW	39

Article 23 Applicable Law	39

CHAPTER XIII MISCELLANEOUS	40

Article 24 Waiver	40

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SHARE TRANSFER CONTRACT
This Share Transfer Contract (hereinafter referred to as “this Contract”) was executed by and among the following Parties in Beijing, China on August 11, 2009.
(1)	Party A: Zhejiang Province Jingning Yingchuan Hydroelectric Development Co., Ltd. (hereinafter referred to as the “Transferee”), a wholly foreign-owned enterprise registered and established in accordance with the laws of the People’s Republic of China, with its registration number of 331100400000390, the registered address at Huangyangkou Village, Yingchuan Town, Jingning She Ethnic Autonomous County, the legal representative of which is John D. Kuhns, whose nationality is United States of America;

(2)	Party B: Guangdong Qingneng Power Generation Group Co., Ltd., a limited liability company registered and established in accordance with the laws of the People’s Republic of China, with its registration number of 441625000003740, the registered address at Xiantang Mujing Management Zone, Dongyuan County, the legal representative of which is Shi Guosong, whose nationality is Chinese;

(3)	Party C: Yao Linfu, a PRC citizen with the PRC ID card number of 330124195205240012, and domicile at Room 1402, Unit 2, Building 4 of Zhongrong City Garden, West Lake District, Hangzhou City.
Party B and Party C are hereinafter collectively referred to as the “Transferors”. The Transferors and the Transferee are hereinafter collectively referred to as “All Parties” as well as each of the Transferors and the Transferee is hereinafter referred to as “Party”.
WHEREAS:
(1)	Longquan Ruiyang Cascade II Hydroelectric Co., Ltd. (hereinafter referred to as the “Company”) is a company incorporated in China, conducting the business of hydropower generation with its registration number of 331181000002027, both the registered capital and the paid-up capital of which are RMB 56,500,000;

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(2)	Party B holds ninety percent (90%) of the equity stake of the Company, and can exercise all of its full rights as a shareholder;

(3)	Party C holds ten percent (10%) of the equity stake of the Company, and can exercise all of his full rights as a shareholder;

(4)	Subject to the terms and conditions set out in this Contract, Party B is willing to transfer ninety percent (90%) of the equity stake of the Company held by it, and Party C is willing to transfer ten percent (10%) of the equity stake of the Company held by him to the Transferee, both of which represent one hundred percent (100%) of the equity stake of the Company (hereinafter referred to as the “Sale Equity Stake”);

(5)	Party B and Party C both agree to waive their pre-emptive rights over the Sale Equity Stake;

(6)	The Transferee is willing to acquire one hundred percent (100%) of the equity stake of the Company from the Transferors subject to the terms and conditions set out in this Contract.
Therefore, after friendly consultations, on the principles of equality and mutual benefit, all Parties to this Contract have reached the following agreement in accordance with the provisions of the Company Law of the People’s Republic of China, the Contract Law of the People’s Republic of China and other relevant laws and regulations of the People’s Republic of China:
CHAPTER I DEFINITIONS AND INTERPRETATIONS
Article 1 Definitions

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Unless otherwise prescribed and stipulated herein, the following terms used in this Contract shall have the meanings set forth as follows:
The “Company” refers to Longquan Ruiyang Cascade II Hydroelectric Co., Ltd., a limited liability company registered and established in accordance with the laws of China, with its registration number being 331181000002027, registered capital (paid-up capital) being RMB56,500,000 and registered address at Jin Village, Xiaomei Town, Longquan City.
The “Hydropower Station Project” refers to Ruiyang Cascade II Hydropower Station Project with the installed capacity of 32,000 KW, which is legally owned and operated by the Company.
“Claims” refers to all the claims, actions, demands, proceedings judgments liabilities, damages amounts, costs and expenses (including but not limited to attorney fees) whatsoever and howsoever arising.
“Signing Date” refers to the date on which this Contract is signed.
“Effective Date” refers to the date on which this Contract comes into effect.
“Completion Date of Delivery” refers to the date provided in Article 13.8 hereof.
“Bank Accounts Designated by the Transferors” refer to the bank accounts respectively opened by the Transferors in accordance with law under their own names for the purpose of this Contract to receive the Transfer Price (as defined in Art. 3.1 hereof) for the Sale Equity Stake.
“Encumbrance” refers to any mortgage, assignment, lien, charge, pledge, title retention, right to acquire, security interest, option, pre-emptive right, and any other restriction or conditions whatsoever including but not limited to:
(1)	any right or power granted or reserved in or over or affecting the Sale Equity Stake;

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(2)	the right or power created or otherwise arising in or over the Sale Equity Stake for Transfer under a fiduciary transfer, charge, lien, pledge, power of attorney or other forms of encumbrance; or

(3)	any security over the Sale Equity Stake for the payment of a debt or any other monetary obligations or the performance of any other obligations.
“Material Adverse Change” refers to
(1)	investigations (which may cause the Company to be punished) or penalties upon the Company by relevant governmental authorities;

(2)	involvement with any litigation, arbitration or any other judicial proceedings by the Company; or

(3)	any change (or any development that, insofar as can reasonably be foreseen, is likely to result in any change) that may cause loss to the normal operation, business, or assets of the Company.
“RMB” or “Renminbi” refers to the legal currency of the PRC.
“Third Party” refers to any natural person, legal entity, or other organization or entity, other than the parties to this Contract.
“Business Days” refers to the days on which the banks in Beijing are open for business.
“PRC” or “China” refers to the People’s Republic of China, and insofar as this Contract is concerned, shall exclude Hong Kong, Macao and Taiwan.
Chapter II The Sale Equity Stake

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Article 2 Transfer of Sale Equity Stake
Pursuant to the terms stipulated in this Contract, the Transferors agree to transfer to the Transferee and the Transferee agrees to accept from the Transferors the Sale Equity Stake being one hundred percent (100%) of the equity stake of the Company with all the rights and obligations of and attaching to the Sale Equity Stake including, without limiting the generality thereof, all the rights to receive dividends and to receive or subscribe for shares (if any) declared, paid or issued by the Company and free of any Claims or Encumbrances.
Article 3 Share Transfer Price
3.1	The Transferors and the Transferee, after consultations, have finally determined that the price for the Sale Equity Stake shall be RMB 160,000,000 (hereinafter referred to as the “Transfer Price”). Specifically, the amount respectively payable to the Transferors shall be as follows:

Party B: RMB 144,000,000;

Party C: RMB 16,000,000.

3.2	The Transfer Price shall be paid in three (3) instalments:
(1)	The initial instalment of the Transfer Price in the amount of RMB 100,000,000 shall be paid to the Transferors within three (3) Business Days after all conditions precedent stipulated in Article 4.1 hereof have been fully satisfied as scheduled. Considering the deposit, in the amount of RMB 10,000,000 as agreed for the transaction contemplated herein, has been paid by Party A to the bank account of Party B on June 8, 2009, this deposit shall be set off as part of the Transfer Price paid to Party B and thus, the Transferee only needs to pay to the Transferors the price in the amount of RMB 90,000,000. Specifically, the amount respectively payable to the Transferors shall be as follows:

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Party B: RMB 80,000,000;

Party C: RMB 10,000,000.

(2)	After all conditions precedent stipulated in Article 4.2 hereof have been fully satisfied as scheduled, the second instalment of the Transfer Price in the amount of RMB 55,200,000 shall be paid to the Transferors on the Completion Date of Delivery. Specifically, the amount respectively payable to the Transferors shall be as follows:

Party B: RMB 49,680,000;

Party C: RMB 5,520,000.

(3)	The rest of the Transfer Price, namely, RMB 4,800,000, shall be served as the guarantee fund for the warranty and indemnity by the Transferors for the following items: (a) the warranty of the quality of the Hydropower Station Project and the performance of this Contract; (b) the indemnity for all taxes and fees requisite for the conversion of the allocated land currently used for office building and dormitory building of the Company (the number of the land certificate: Zhe Long Guo Yong [2007] Zi No.4268) into the granted land. Upon the expiration of the guarantee fund, no matter whether such conversion has been made or not, the Transferee shall directly deduct RMB 500,000 from such guarantee fund for which the Transferors shall not request the Transferee to refund and the Transferee shall not claim for any other indemnity for the grant of such land; (c) the Transferors undertake and warrant that as of the Second Payment Date, the Company has fully paid off all taxes and fees required by the PRC laws and regulations (including but not limited to enterprise income tax and value-added tax), and there has been no tax evasion, tax dodging and other illegal activities. The Transferors undertake and warrant that they will accomplish the clearance of the tax of the Company in accordance with law prior to April 30, 2010 and all expenses and costs in

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relation to such tax clearance shall be borne by the Transferors themselves, for which the Company and/or the Transferee shall not be held liable. In the event that the Company and/or the Transferee incurs any expense or cost, then the Company and/or the Transferee shall be entitled to directly deduct it from the guarantee fund, for which the Transferors shall not request for refund. In addition, in the event that the Company and/or the Transferee suffers any damage or loss due to the unpaid taxes and/or fees, the Company and/or the Transferee shall be entitled to directly deduct it from the guarantee fund, for which the Transferors shall not request for refund; and (d) the warranty for the completion of the dam registration of the reservoir of the Hydropower Station Project in accordance with relevant PRC laws and regulations and provision of the Dam Registration Certificate to the Transferee by the Transferors. However, as the local governmental authority has not carried out such registration, therefore, in the event that, during the guarantee period, the local governmental authority begins to accept such registration, then the Transferors shall be responsible for the procurement of Dam Registration Certificate. Any expense or cost in relation to such registration shall be directly deducted from the guarantee fund and the Transferors shall not request for refund. The guarantee period is six (6) months commencing from the Completion Date of Delivery. During the guarantee period, in the event that the Company suffers from any damage or loss due to the quality problems of the Hydropower Station Project, or the Transferors are in breach of any provisions of this Contract, or any representations or warranties made by the Transferors under this Contract are proved to be untrue, inaccurate or misleading, the Transferee is entitled to deduct corresponding amount directly from the aforesaid guarantee fund as compensation to the Company and/or the Transferee until the exhaustion of this guarantee fund. In addition, the compensation mentioned above shall not prejudice any other rights of the Transferee and/or the Company to claim for damages against the Transferors in accordance with other provisions hereof and PRC laws and regulations. The balance of the said guarantee fund (if any) shall be refunded to the Transferors within ten (10) Business Days after the expiration of the guarantee period; however, if,

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upon the expiration of the aforesaid guarantee period, the Transferors fail to complete the aforesaid tax clearance pursuant to the above-mentioned requirements, then the aforesaid guarantee period shall be naturally extended to the date when the Transferors have completed the aforesaid tax clearance. Under such circumstances, the balance of the aforesaid guarantee fund (if any) shall be refunded within ten (10) Business Days after the Transferors have completed the aforesaid tax clearance.
Article 4 Conditions Precedent for the Payment of the Transfer Price
4.1	Under this Contract, the conditions precedent for the payment of the first instalment of the Transfer Price in the amount of RMB 100,000,000 by the Transferee are: (1) this Contract has been executed by all Parties and become effective; (2) Longquan City Administration for Industry and Commerce has officially accepted the alteration registration application concerning the transfer of Sale Equity Stake contemplated hereunder; and (3) there has been no Material Adverse Change to the Company from the Signing Date of this Contract to the First Payment Date (as defined in Article 5.2).

4.2	Under this Contract, the conditions precedent for the payment of the second instalment of the Transfer Price in the amount of RMB 55,200,000 by the Transferee is: (1) the alteration registration of the Sale Equity Stake with the local administration for industry and commerce has been completed and the Sale Equity Stake has been legally registered under the name of the Transferee; (2) the new business license of the Company has been issued; (3) the delivery stipulated in Chapter VI of this Contract has been fully completed, and the Transferee and the Transferors have finally signed and confirmed in written form regarding the completion of the Delivery; and (4) there has been no Material Adverse Change to the Company from the First Payment Date to the Second Payment Date (as defined in Article 5.2).

4.3	Under this Contract, the conditions precedent for the repayment of the guarantee fund (if any), by the Transferee is: (1) during the guarantee period, the Hydropower Station Project does not have any quality problem, and the

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Transferors do not violate any provisions of this Contract; and (2) the Transferors have completed the tax clearance of the Company in accordance with Item (3) of Article 3.2 hereof.

4.4	In the event that any of the conditions set out in the above-mentioned Article 4.1 and/or Article 4.2 and/or Article 4.3 has not been fulfilled or satisfied, and the Transferee has not indicated its waiver of the said conditions or any one of them in writing, the Transferee shall not be obliged to pay the Transfer Price to the Transferors and shall not be deemed as breach of contract.

4.5	The Parties hereby confirm that, in the event that the alteration registration regarding the Sale Equity Stake contemplated hereunder has not been completed within seven (7) Business Days after the date when Longquan City Administration for Industry and Commerce has officially accepted the application, then the Transferors shall refund the principal of the first instalment of the Transfer Price in the amount of RMB100,000,000 and all interests accrued thereon to the bank account designated by the Transferee on the day when the aforesaid seven-Business-Days period is due. In addition, the Transferee shall be entitled to rescind this Contract.

4.6	The Transferors and the Transferee agree that they shall use all their best efforts to complete the requisite alteration registration procedure with the competent administration for industry and commerce and the filing procedure with the competent commercial authority for the transfer of the Sale Equity Stake.
Article 5 Payment
5.1	The Transferee shall remit RMB 90,000,000 of the first instalment of the Transfer Price to the escrow account jointly designated by the Transferee and the Transferors (the “Escrow Account”) within ten (10) Business Days from the Signing Date of this Contract. The Escrow Account shall be opened in the name of the Transferee with Bank of China, Lishui Branch. The Transferee will leave its official seal and the Transferors will leave their personal seals.

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The Transferors and the Transferee hereby confirm that all interests on the Escrow Account shall be owned by the Transferee. In the event that all conditions precedent provided in Article 4.1 have not been satisfied as scheduled, then the Transferee shall be entitled to revoke the Escrow Account and the Transferors shall cooperate unconditionally.

5.2	The First Payment Date shall be within three (3) Business Days after all conditions precedent listed out in Article 4.1 hereof have been completed as scheduled. The total amount of the first instalment of the Transfer Price shall be RMB 100,000,000. The Transferee agrees that, on the First Payment Date, the Transfer Price in the amount of RMB 90,000,000 shall be remitted from the Escrow Account to the Bank Accounts Designated by the Transferors, among which, RMB 80,000,000 shall be remitted to the bank account designated by Party B, and RMB 10,000,000 shall be remitted to the bank account designated by Party C, in the meanwhile, the deposit in the amount of RMB 10,000,000 remitted by the Transferee to the bank account of Party B on June 8, 2009 shall offset the Transfer Price paid to Party B.

The Second Payment Date shall be the Completion Date of Delivery after all conditions precedent listed out in Article 4.2 hereof have been completed as scheduled. The Transferee shall, on the Second Payment Date, remit the Transfer Price in the amount of RMB 55,200,000 to the Bank Accounts Designated by the Transferors, among which, RMB 49,680,000 shall be remitted to the bank account designated by Party B, and RMB 5,520,000 shall be remitted to the bank account designated by Party C.

After the deduction of guarantee liabilities and indemnity assumed by the Transferors in accordance with PRC laws and regulations and this Contract, if there is a balance of the guarantee fund as stipulated in Item (3) of Article 3.2 hereof, the Transferee shall pay such balance to the Transferors in accordance with Item (3) of Article 3.2 of this Contract.

5.3	The Transferors shall, within three (3) Business Days after the conclusion of this Contract, provide the Transferee in written form with the detailed

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information in relation to the Bank Accounts Designated by the Transferors, otherwise, in the event that the Transferors fail to provide the detailed information of the bank accounts in a timely fashion, or the Transferors fail to provide the documents, seals or procedures necessary for the transfer of the fund in the Escrow Account in a timely fashion, or due to the reasons of the accounts opening banks of the Transferors, the Transferee cannot remit or cannot remit the Transfer Price as scheduled, the Transferee shall not assume any liability arising therefrom.

5.4	The Transferors shall issue to the Transferee the evidential documents for the payment received within three (3) Business Days after receiving each instalment of the Transfer Price paid by the Transferee. In the event that the Transferors fail to issue the evidential documents for the payment received within the prescribed time limit, the Transferee shall be entitled to correspondingly delay in paying the rest Transfer Price, which shall not be deemed as breach of contract. In the event that the evidential documents for the payment issued by the Transferors are not in compliance with the PRC laws and regulations which cause the Transferee and/or the Company to suffer from any damage or loss, the Transferors shall assume joint liability for the compensation on the Transferee and/or the Company.

5.5	The obligations of the Transferee shall be deemed as having been fully accomplished upon the remittance of the Transfer Price into the Bank Accounts Designated by the Transferors and the Transferee shall not take any responsibilities or obligations thereafter.
Article 6 Taxes Payable under the Transfer of Sale Equity Stake
Any taxes or fees arising out of and payable pursuant to the fulfilment of the terms of this Contract by each of the Transferors and the Transferee shall be paid by the respective Party liable for the taxes or fees under the provisions of relevant laws and regulations of China.

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Chapter III Representations and Warranties by All Parties
Article 7 Representations and Warranties by All Parties
7.1	Prior to the signing of this Contract, if the signing party is a company, such company shall provide a power of attorney which authorizes its representative to sign this Contract; if the signing party is an individual, such individual shall provide a copy of his/her identification card together with the original of the identification card being shown; in case of proxy, power of attorney thereof and a copy of the identification card of the principal shall be provided.

7.2	When signing this Contract, the Transferors and the Transferee hereby state that the documents and information provided to any other Party or their agencies (including, without limitation, the lawyers, valuers, financial staff, etc.) before the Signing Date are still valid and authentic, and confirm that where there is any discrepancy therein with the terms of this Contract, this Contract shall prevail.

7.3	The Transferors and the Transferee hereby agree that upon this Contract coming into effect, the contracts or documents pertaining to the transfer of the Sale Equity Stake entered into between the Transferors and the Transferee prior to this Contract shall lapse automatically.

7.4	All Parties to this Contract agree to strive jointly in coordinating the work pertaining to the transfer of the Sale Equity Stake, including but not limited to registration and filing for record, etc., and the costs and expenses arising therefrom shall be borne by the Company.
Chapter IV Disclosures, Representations and Warranties by the Transferors
Article 8 Disclosures, Representations and Warranties by the Transferors

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The Transferors hereby jointly and severally represent and warrant to the Transferee that:
8.1	All information and facts relating to the Company that is in the possession of the Transferors or is known to any of the Transferors which will have a substantive and adverse effect on the Transferors’ ability to fulfil any of their obligations in this Contract or when disclosed to the Transferee shall have a substantive effect on the willingness of the Transferee to sign and fulfil its obligations under this Contract, have been disclosed to the Transferee and the information provided by the Transferors to the Transferee does not contain any representation that is untrue or misleading.

8.2	No lawsuits, arbitrations, or other legal or administrative proceedings or governmental investigations are on-going against the Transferors that will materially affect their ability to sign this Contract or fulfil their obligations under this Contract.

8.3	As of the Signing Date, the Transferors have informed the Third Party the whole matter of the transfer of the Sale Equity Stake under this Contract who are related to the Sale Equity Stake and the Company; and in case of any requirement for the consent of such Third Party, the Transferors have already procured the corresponding written consent from such Third Party.

8.4	The Transferors hereby jointly undertake that neither of them will take any action after the Signing Date that will cause any adverse impact on the Company.

8.5	Regarding the documents and information provided by the Transferors to the Transferee and/or the Transferee’s agencies (including without limitation the lawyers, valuers, financial staff, etc.) prior to the Signing Date, the Transferors hereby undertake that:
8.5.1	all copies made from original documents are true and complete and that such original documents are authentic and complete;

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8.5.2	all originals supplied to the Transferee and/or the Transferee’s agencies are authentic and complete;

8.5.3	all signatures (stamps) appearing on documents supplied to the Transferee and/or the Transferee’s agencies as originals or copies of originals are genuine; and

8.5.4	the Transferors have drawn to the attention of the Transferee and/or the Transferee’s agencies all matters that are material for the Transferee to proceed with the transaction as contemplated in this Contract.
8.6	At any moment of present or in the future, upon the request of the Transferee, the Transferors shall, on their own expenses, use all efforts to carry out and/or sign in a way which is satisfactory to the Transferee, or to impel the Third Party to carry out and/or sign in a way which is satisfactory to the Transferee, any action and/or document which the Transferee reasonably deems requisite, in order to realize the full effectiveness and implementation of this Contract.
     Article 9 General Representations and Warranties by the Transferors
9.1	Party B is a legal entity that has been duly established according to the laws and regulations of China and it is validly and legally in existence and also operating normally in accordance with the laws and regulations of China. Signing this Contract and fulfilling all of its obligations stipulated herein by Party B shall not contravene or result in the violation of or constitute a failure to fulfil or an inability to fulfil any of the stipulations in its articles of association or internal rules, any laws, regulations, stipulations, any authorization or approval from any government body or department or the stipulations of any contract or agreement that Party B is a party to or is bound by.

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9.2	Party C is a PRC citizen with all civil abilities to enter into this Contract and fulfil all of his obligations stipulated herein. Signing this Contract and fulfilling all of his obligations stipulated herein by Party C shall not contravene or result in the violation of or constitute a failure to fulfil or an inability to fulfil any of the stipulations in any laws, regulations, stipulations, any authorization or approval from any government body or department or the stipulations of any contract or agreement that Party C is a party to or is bound by.
Article 10 Ownership
10.1	The Transferors hereby jointly and severally undertake and warrant that: the Transferors are the legal owners of the Sale Equity Stake and have full authority and right to transfer the Sale Equity Stake to the Transferee and the Sale Equity Stake does not involve any state-owned assets and interests. In the event that the Transferee and/or the Company suffer from any damage or loss due to the reason that the Sale Equity Stake involves state-owned assets and interests, the Transferors shall assume joint liability for the full compensation on the Transferee and/or the Company.

10.2	The Transferors hereby jointly and severally undertake and warrant that: up to the First Payment Date (inclusive), the Sale Equity Stake is not subject to any Claims or Encumbrances (including but not limited to any form of option, acquisition right, mortgage, pledge, guarantee, lien or any other forms of third party rights); and there is no interest present and no agreement or undertaking in existence that may result in or create any Claim or Encumbrance on the Sale Equity Stake (including but not limited to the aforesaid option, acquisition right, mortgage, pledge, guarantee, lien or any other forms of third party rights and interest).

10.3	All obligations as the shareholders of the Company which shall be born by the Transferors for the benefit of the Company and Third Party have been fully fulfilled by the Transferors. Any Third Party or any level of the governmental authorities of the PRC shall not, due to the Transferors’ failure to perform

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their due obligations as the shareholders of the Company, claim against the Company and/or the Transferee or adopt administrative acts which are unfavourable to the Company and/or the Transferee, including but not limited to imposition of fine, revocation of the business license, requiring to make additional payment for the taxes or ordering to stop production, etc.

10.4	The Transferors hereby jointly and severally undertake and warrant that: no lawsuits, arbitrations, or other legal or administrative proceedings or governmental investigations are on-going against any party of the Transferors that will materially affect the Transferors’ ability to sign this Contract or fulfil the Transferors’ obligations under this Contract.

10.5	The Transferors hereby jointly and severally undertake and warrant to provide all relevant materials which should be provided by the Transferors and are requisite for carrying out the alteration registration of the Sale Equity Stake, including but not limited to the tax clearance certificate issued by the competent taxation authority.
     Article 11 The Company and the Hydropower Station Project
The Transferors hereby jointly and severally represent and warrant to the Transferee that:
11.1	The Company is a legal entity duly established according to the laws of China, which is validly and legally in existence and also operating normally in accordance with the laws and regulations of China.

11.2	The registered capital of the Company has been fully paid up as scheduled. The Transferors have fully fulfilled their capital contribution obligations, which have been legally verified in accordance with relevant PRC laws. There is no withdrawal of the registered capital by the Transferors.

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11.3	The Company is the legal owner of the Hydropower Station Project and can enjoy the full and complete ownership, operation right and right to profit of the Hydropower Station Project.

11.4	The development, construction and operation of the Hydropower Station Project have procured all requisite approvals issued by relevant governmental authorities and are complied with all relevant PRC laws and regulations and the approvals, permits and licenses issued by relevant governmental authorities, and there is no violation of the PRC laws and regulations and approvals, permits and licenses issued by relevant governmental authorities, or conditions which result in or may result in the revocation or withdrawal of such approvals, permits or licenses. In the event that the Transferee and/or the Company suffer from any damage or loss arising out of any violation and/or revocation and/or withdrawal, the Transferors shall be jointly liable for the full compensation on the Transferee and/or the Company.

11.5	Prior to the date of the delivery of the assets, every aspect of the Hydropower Station Project, including but not limited to the hydrology, geology, water flow, dam safety and hydropower generator units, etc., is complied with the requirements for the normal power generation, and except for normal operation losses, is free from any flaw, defect or any other problems. In the event that the Transferee and/or the Company incur any damage or loss arising out of any flaw, defect or any other problem which has already existed before the Completion Date of Delivery, the Transferors shall be jointly liable for the full compensation on the Transferee and/or the Company.

11.6	Up to the First Payment Date, the Company has never suffered and is not currently suffering from any administrative investigations, lawsuit, arbitration, disputes, Claims or other proceedings (no matter ongoing, pending or threatened), nor has the Company been punished, and the Transferors can foresee that no punishment is to be made against the Company by any administrative authorities of the PRC for the issues already existed before the transfer of the Sale Equity Stake. Up to the Signing Date, the Transferors have fully disclosed in written form to the Transferee all information in respect of

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environmental protection, water and soil conservation, flood prevention plan, utilization of land (woodland), woods cutting, power generation, emigrants relocation, fire-prevention and work safety of the Company, etc. In addition, the Transferors hereby jointly warrant that all fees (including but not limited to water resources fees), charges, penalties and expenses payable to or being required to be paid to any PRC governmental authority have been paid off. As of the Second Payment Date, there are no such fees, charges, penalties and expenses in default, nor are there any costs and/or expenses being required by any PRC governmental authority to be paid for any purpose of correcting defects and/or inappropriate actions of the Company in default. In the event that the Transferee and/or the Company suffers from any penalty, damage, loss, etc. due to any such administrative investigations, lawsuit, arbitration, disputes, claims, penalties and/or other proceedings which existed before the completion of the transfer of the Sale Equity Stake, the Transferors shall be jointly liable for the full compensation on the Transferee and/or the Company.

11.7	The Company legally owns all real estate (including but not limited to land, buildings, dams, headrace, electricity power transmission lines, structures and affiliated facilities) and moveable assets (including but not limited to machines, equipments, vehicles, furniture and office facilities), which are requisite for its business operation and shall be not less than those real estate and moveable assets listed out in the Assets List in Appendix III to this Contract. Except for the securities disclosed in Appendix II to this Contract, the Company has not created any other security (including but not limited to mortgage, pledge and lien) or other Encumbrance on the real estate and movable assets. Prior to the Completion Date of Delivery (inclusive), all material aspects of all buildings, dams, machines, equipments, vehicles and other assets owned by the Company are in good, safe and operational conditions (excluding the loss from normal usage), which are anticipated not to be repaired (excluding the daily requisite maintenance), replaced or supplemented within twenty-four (24) months after the Signing Date due to the causes existed prior to the Completion Date of Delivery (inclusive). The Transferors hereby warrant and undertake that commencing from the Signing Date, the real estate and movable assets mentioned above will not suffer from

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any loss or damage due to the reasons of the Transferors or any Third Party existing prior to the Completion Date of Delivery (inclusive). In the event that such real estate and movable assets suffer from any loss or damage due to the actions of the Transferors or any Third Party, the Transferors shall be jointly liable for the full compensation on the Transferee and/or the Company.

11.8	The production, operation, construction and business of the Company are complied with all applicable PRC laws and regulations, including but not limited to those laws and regulations in relation to hydropower generation, environmental protection, water and soil conservation, flood prevention plan, construction of water resources projects, bidding, utilization of woodland, woods cutting, fire-prevention, work safety and emigrants relocation. The Transferors warrant that the environmental protection authority, water resources authority, electricity regulatory authority, construction authority, forestry authority, fire-prevention authority, planning authority, safe production authority, development and reform authority and other governmental authorities will not punish the Company due to the issues of environmental protection, water and soil conservation, water drawing, flood prevention plan, design and construction of hydro projects, bidding, power generation, utilization of woodland, woods cutting, fire-prevention, work safety and emigrants relocation, etc. which already existed before the Second Payment Date. In the event that the Company suffers from any loss or damage due to the punishment by local government, environmental protection authority, water resources authority, electricity regulatory authority, forestry authority, construction authority, fire-prevention authority, planning authority, safety production authority, development and reform authority or other governmental authorities, the Transferors shall fully compensate the Transferee and/or the Company so as to hold the Transferee and/or the Company harmless.

11.9	The fire-prevention design of all construction projects of the Company are fully complied with all relevant PRC laws and regulations and the relevant requirements of national fire-prevention technical standards.

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11.10	Prior to the signing of this Contract, the Transferors have already disclosed all information about the debts of the Company. As of the Second Payment Date, such information remains complete, reliable, accurate and genuine. As of the Signing Date, all debts of the Company have been set out in Appendix I to this Contract, and as of the Second Payment Date, all due principal and accrued interests of the debts listed out in Appendix I hereto have been fully paid off. The Transferors shall assume joint liabilities to fully compensate the Transferee and/or the Company for any undisclosed debts or unpaid due principal and interests, so as to hold the Transferee and/or the Company harmless.

11.11	As for the bank loans listed in Appendix I to this Contract, the Transferors shall do their utmost to assist the Transferee in negotiating with the lender, so as to make sure there will be no adverse change of the terms and conditions of the existing bank loans of the Company.

11.12	The Company can legally own the land use right of all the land and all the buildings currently used by the Company, free from being sued, arbitrated, punished or suffering from other damage or loss due to the problems of land and/or buildings. In the event that the Transferee and/or the Company suffer from any punishment, damage or loss due to the use of such land or buildings, the Transferors shall assume joint liabilities to fully compensate the Transferee and/or the Company.

11.13	The procurement of the land use right (allocated) with the State-owned Land Use Right Certificates (the certificate No.: Long Guo Yong (2004) Zi No. 0628005, Long Guo Yong (2004) Zi No. 0627001, Zhe Long Guo Yong (2007) Zi No. 4268) for the land currently used by the Company is in full compliance with the PRC laws and regulations, and all relevant taxes and fees have been fully paid off in accordance with law. In the event that the Transferee and/or the Company suffer from any punishment, damage or loss due to the land, the Transferors shall assume joint liabilities to fully compensate the Transferee and/or the Company.

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11.14	The procurement of the land use rights (granted) with the State-owned Land Use Right Certificates (the certificate No.: Zhe Long Guo Yong (2007) Zi No. 4267 and the certificate No: Long Guo Yong (2004) Zi No. 0628006 ) for the land currently used by the Company is in full compliance with the PRC laws and regulations, and all relevant taxes and fees (including, without limitation, the compensation fees for land requisition, and land grant fees) have been fully paid off in accordance with law. In the event that the Transferee and/or the Company suffer from any punishment, damage or loss due to the said land, the Transferors shall assume joint liabilities to fully compensate the Transferee and/or the Company.

11.15	After the Signing Date, the Transferors shall normally operate and manage the Company until the Completion Date of Delivery and warrant that there will be no Material Adverse Change to the operation, business and conditions of the Company.

11.16	As of the Second Payment Date, the Company has not carried out any equity investment or any other investment in any other companies, enterprises and other economic organizations. In the event that the Company suffers from any damage or loss due to such undisclosed equity investment or other investment, the Transferors shall assume joint liabilities to fully compensate the Transferee and/or the Company.

11.17	As of the Second Payment Date, there has been no pledge or other restrictions on the right to the collection of the electricity fees and operation right of the Company. In the event that the Company and/or the Transferee suffers from any damage or loss due to such pledge or right restrictions, the Transferors shall assume joint liabilities to fully compensate the Transferee and/or the Company.

11.18	As of the Second Payment Date, except for the securities listed out in Appendix II to this Contract, the Company’s assets and rights are free from any other security (including but not limited to mortgage, pledge and lien) or any other Encumbrance, neither has the Company provided any security

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(including but not limited to mortgage, pledge and guarantee) for any other companies, enterprises, economic entities or any individuals. In the event that the Transferee and/or the Company suffers from any damage or loss due to such undisclosed security, the Transferors shall assume joint liabilities to fully compensate the Transferee and/or the Company.

11.19	The Company has conducted valid tax registration and procured the valid Tax Registration Certificate. The Company has filed the tax declaration in accordance with the requirements of the laws and regulations of the PRC, and all contents declared have been real and complete. As of the Second Payment Date, the Company has fully paid off all taxes required by the PRC laws and regulations, including but not limited to enterprise income tax, value-added tax, urban maintenance and construction tax and additional education fees. The Transferors shall assume joint liabilities for any unpaid taxes to the Transferee and/or the Company so as to hold the Transferee and/or the Company harmless.

11.20	All construction projects (whether completed or under construction) of the Company have obtained all requisite governmental approvals and licenses and are constructed in strict compliance with such approvals and licenses issued by relevant governmental authorities and there have been no violations thereof. In the event that after the completion of the transfer of the Sale Equity Stake, the Company is punished by any governmental authority as a result of any above-mentioned issues, the Transferors shall assume joint liabilities to fully compensate the Company and/or the Transferee.

11.21	The effectiveness of this Contract shall not cause any Third Party to terminate the contracts or agreements concluded with the Company prior to the Effective Date of this Contract (inclusive) which are still effective on the Effective Date, and will not create any security or Encumbrance in any other form favourable to the Third Party on the assets of the Company.

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11.22	The effectiveness of this Contract shall not cause any adverse impact on the development, operation and assets of the Hydropower Station Project of the Company, and will not cause the Company to lose the development right, operation right, ownership or right to profit of the Hydropower Station Project which have been owned by the Company prior to the Effective Date of this Contract (inclusive).

11.23	The originals of all contracts (including but not limited to contracts relating land requisition, loan, security, insurance, design, construction, supervision, procurement, grid connection principle agreement, grid connection and dispatching agreement and grid connection economic agreement) concluded by the Company prior to the Effective Date of this Contract (inclusive) have been preserved by the Company in complete form and there have been no violations thereof, and as far as the Transferors know, there does not exist any condition which may lead to the violation by the Company. In case of such circumstances, the Transferors have disclosed it to the Transferee in written form.

11.24	The Company’s production technology and process are in full compliance with relevant PRC laws, regulations, standards and norms, and there are no illegal actions of infringing upon intellectual property rights of others, such as patent, know-how, etc. In the event that the Company suffers from any punishment, damage or loss due to any above-mentioned issues, the Transferors shall assume joint liabilities to fully compensate the Company and/or the Transferee.

11.25	Labour Contracts between the Company and the employees who are still employed by the Company upon the Signing Date have been legally and effectively executed. The registration of the social insurance for the employees of the Company has been legally and validly taken out. The various social insurance premiums and housing provident fund, which shall be taken out for the employees according to relevant PRC laws and regulations, have been fully paid up in a timely fashion, and there has been no payment for the employees’ social insurance premiums, housing

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provident fund, wages, and other welfares provided in PRC laws and the Company’s internal regulations in default. As of the Second Payment Date, there has not been any circumstance which may lead the employees to bring labour arbitrations or lawsuits against the Company. In the event that the Company and/or the Transferee suffer from any punishment, loss or damage due to the aforesaid issues, the Transferors shall assume joint liabilities to fully compensate the Transferee and/or the Company.

11.26	As of the Second Payment Date, the Company does not lease any real estate or movable assets such as land, buildings, machines and equipments, etc.

11.27	The Company has taken out requisite insurances usually purchased by other enterprises within the same industry based on reasonable requirements of its production and operation, all policies of which are still valid, all due insurance premiums of which have been paid off, and all other material conditions of which have been fully fulfilled and observed. As of the Second Payment Date, there is no circumstance which may have led to or may lead to the invalidity of the aforesaid insurance policies. The aforesaid insurance policies are free from any special or unusual restrictions. As of the Second Payment Date, there have been no circumstances under which the Company could claim for compensation against the insurer in accordance with the aforesaid policies.

11.28	The Transferors undertake and warrant that, on the Completion Date of Delivery provided in Chapter 6 hereof, the water level of the reservoir of the Hydropower Station Project shall not be lower than the average water level of August for the most recent four (4) years of the Hydropower Station Project, namely, 523 meters. In the event that the water level of the reservoir is lower than the aforesaid standard over 10%, then the Transferors shall make corresponding indemnity on the Transferee and/or the Company, provided that the decline is not due to the Force Majeure as defined in Chapter 10.

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11.29	All representations and warranties made by the Transferors under this Article 11 shall be valid for two (2) years commencing from the Signing Date of this Contract.
Chapter V Disclosures, Representations and Warranties by the Transferee
Article 12 Disclosures, Representations and Warranties by the Transferee
The Transferee hereby represents and warrants to the Transferors that:
12.1	The Transferee is a legal entity that has been duly established according to the laws of the PRC and it is validly and legally in existence and also operating normally in accordance with the laws and regulations of the PRC.

12.2	Signing this Contract and fulfilling all of its obligations stipulated herein shall not contravene or result in the violation of or constitute a failure to fulfil or an inability to fulfil any of the stipulations of the Transferee’s articles of association or its internal rules, any laws, regulations, stipulations, or any authorizations or approvals from any government body or department or any contract or agreement that the Transferee is a party to or is bound by.

12.3	No lawsuits, arbitrations, or other legal or administrative proceedings or governmental investigations, etc. are on-going against the Transferee that will materially affect its ability to sign this Contract or fulfil its obligations under this Contract.
Chapter VI Delivery
Article 13 Delivery

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13.1	The delivery provided in this Chapter shall include, without limitation, the delivery of the production, operation and management of the Company and the Hydropower Station Project, financial affairs, assets, files and documents, certificates and licenses, approval documents, official stamps and the project constructions from the Transferors to the Transferee.

13.2	The Parties hereby confirm that, the income derived from power generation of the Company during the period between the First Payment Date (inclusive) and the Second Payment Date (exclusive), after deducting all expenses and costs, shall be owned by the Transferors, however, all interests accrued on the first instalment of the Transfer Price in the amount of RMB 100,000,000 during such period shall be owned by the Transferee and the applicable annual interest rate is 6.53%. The Transferors shall remit the aforesaid interests to the bank account designated by the Transferee on the Second Payment Date; in the event that electricity fees of the Company have not been settled on the Completion Date of Delivery, then the Transferee shall remit the aforesaid income, after deducting all costs and expenses, to the Transferors within seven (7) Business Days after the receipt of the electricity fees generated during the period between the First Payment Date (inclusive) and the Second Payment Date (exclusive). From the Second Payment Date (inclusive), all income derived from power generation of the Company shall be owned by the Transferee.

13.3	During the period between the Signing Date of this Contract and the Completion Date of Delivery as prescribed in this Chapter:
(1)	The Transferors shall continue to operate the Company in general and usual way; the Transferors shall not (or shall not agree to) require the Company to make any payment to any Third Party, however, excluding the payment which needs to be made for the general operation purpose and the determined expenditure programme (in the event that such payment exceeds RMB50,000, it shall be subject to the prior written consent of the Transferee); the Transferors shall not terminate any

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agreements or arrangements which have significant value to the Company, or give up any rights which have significant value;

(2)	In the event that the Company intends to enter into any contract, agreement or memorandum, etc., of which the price, value, liability or debt (including contingent debt) exceeds the amount of RMB 50,000, the prior written consent from the Transferee must be procured;

(3)	Without the prior written consent of the Transferee, the Transferors shall not make any material amendments to the financing, loan or security arrangements of the Company;

(4)	The Transferors shall take all reasonable actions to preserve and protect the assets of the Company; and shall not create any pledge, mortgage and other type of securities on the assets of the Company, or provide guarantee or other security to any Third Party in the name of the Company;

(5)	The Transferors shall not, on behalf of the Company, settle, release or terminate any material lawsuits, arbitrations or other legal proceedings, or any material legal liabilities and claims, or give up the rights relating to the foregoing;

(6)	The Transferors shall not release or write off any debt owed by the debtor specified in the accounting books of the Company;

(7)	The Transferors shall ensure the Company will not enter into any cooperation, joint venture or other forms of outward equity investment or debt investment arrangements;

(8)	In case of any Material Adverse Change or other conditions which may cause the representations, warranties or undertakings made by the Transferors to be false, inaccurate, unrealizable or misleading, the Transferors shall inform the Transferee in written form within twenty-four

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(24)	hours and provide reasonable and detailed information and explanation; and

(9)	The Transferors and/or the Company will not take any actions which may violate the provisions of this Contract or may influence the fulfilment of the obligations hereunder or the transfer of the Sale Equity Stake contemplated herein.
13.4	The Transferors shall deliver the production, operation and management of the Company and the Hydropower Station Project to the Transferee in accordance with the requirements of the Transferee.

13.5	The Transferors shall deliver all assets of the Company and the Hydropower Station Project to the Transferee in accordance with the Assets List in Appendix III hereto. The Transferors shall warrant making a full and complete delivery and there shall be no derogation between the Company’s assets delivered to the Transferee and those listed out in the Assets List in Appendix III hereto, otherwise, the Transferors shall make full compensation on the Transferee and/or the Company for any damage or loss.

13.6	The Transferors shall deliver to the Transferee all documents and file materials in accordance with the list of documents and materials jointly confirmed by the Transferee and the Transferors in written form, including, without limitation, all stamps of the Company, such as the official stamp, financial stamp and contract stamp, the originals of all account opening documents and specimen chops for all bank accounts of the Company, the originals of all approvals, certificates, permits, customer information, building ownership certificates, state-owned land use right certificates and other materials, the originals of all project drawings, contracts, agreements of the Hydropower Station Project, the originals of all financial accounting books, financial vouchers and the accounting files of the Company. The Transferors shall make a full and complete delivery and there shall be no derogation between the documents and files materials of the Company and the Hydropower Station Project delivered to the Transferee and those listed out in the list of documents

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and materials jointly confirmed by the Transferee and the Transferors in written form, otherwise, the Transferors shall make full compensation on the Transferee and/or the Company for any damage or loss.

13.7	The Transferors shall deliver to the Transferee relevant information concerning technology and the units contracting the construction works of the Hydropower Station Project, equipment manufacturer, design, project supervision, quality examination and transmission lines, etc.

13.8	The delivery shall be fully completed within ten (10) Business Days from the First Payment Date. The date of the final signing of the confirmation by the Transferee and the Transferors shall be the Completion Date of Delivery.

13.9	After the Completion Date of Delivery, the Transferors shall provide active cooperation when the Transferee reasonably requires further delivery in writing.

13.10	The Transferors shall make sure the continuity, stability and safety of the production and operation of the Company during the process of the delivery.

13.11	The Transferors shall fully cooperate so as to complete the delivery. In the event that the Transferee or the Company after the transfer of the Sale Equity Stake suffers from any damage due to the Transferors’ non-cooperation, the Transferors shall be jointly liable for the compensation in accordance with law.
Chapter VII Creditor’s Right and Debt and Employees Arrangement
Article 14 Creditor’s Right and Debt Arrangement
14.1	All Parties confirm that, as of the First Payment Date, the total amount of the debt of the Company was RMB 108,000,000. After the completion of the

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transfer of the Sale Equity Stake contemplated herein, such debt shall continue to be born by the Company.

14.2	After the completion of the transfer of the Sale Equity Stake contemplated herein, all creditor’s rights enjoyed by the Company and all debts assumed by the Company prior to the Second Payment Date shall be enjoyed and assumed by the Transferors (except for the bank loan set out in Appendix I hereto, but all due interest of such loan prior to the Second Payment Date shall still be paid by the Transferors.).
Article 15 Employees Arrangement
15.1	Upon the completion of the transfer of the Sale Equity Stake, The Transferee shall be entitled to choose to re-employ excellent employees from the current employees of the Company. The terms and conditions of their employment shall be determined by reference to the standards applied in the other domestic project companies currently owned by the Transferee in principle and implemented in accordance with the Labour Law of the PRC, the Labour Contract Law of the PRC and other relevant PRC laws and regulations. The Company will execute new labor contracts with the employees and the Transferors shall be responsible for the relocation of those employees who are not re-employed by the Company.

15.2	The Transferors undertake and warrant that they will properly relocate the employees who are fired or not re-employed by the Company and shall ensure that such employees will not make trouble against the Company, nor will apply for arbitration, bring lawsuit or any other administrative or judicial proceedings against the Company. The Transferors shall make sure that the Company will not be punished by any competent governmental authority or incur any other adverse effect due to the relocation of the aforesaid employees.

15.3	The Transferors undertake and warrant that all compensation, indemnity, costs and any other expenses in connection with the relocation of the employees of the Company shall be assumed by the Transferors themselves. In the event that

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the Company and/or the Transferee suffer from any damage or loss, the Transferors shall be jointly liable for the full compensation on the Company and/or the Transferee.
Chapter VIII Confidentiality
Article 16 Confidentiality
16.1	All Parties agree unless otherwise provided for in another relevant confidentiality agreement that with regard to the confidential and exclusive information that have been disclosed to or may be disclosed to the other Parties by any Party to this Contract pertaining to their respective businesses, or financial situations and other confidential matters, all Parties to this Contract which have received the aforesaid confidential information (including written information and non-written information, hereinafter referred to as “Confidential Information”) shall:
16.1.1	Keep the aforesaid Confidential Information confidential;

16.1.2	Save for the disclosure of the Confidential Information by a Party to this Contract to its employees solely for the performance of their duties and responsibilities, none of the Parties to this Contract shall disclose the Confidential Information to any Third Party or any entity.
16.2	The provisions of the aforesaid Article 16.1 shall not apply to Confidential Information:
16.2.1	which was available to the receiving Party from the written records procured by the receiving Party from the disclosing Party before the disclosing Party disclosed the information to the receiving Party;

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16.2.2	which has become public information by means not attributable to any breach by the receiving Party;

16.2.3	which was obtained, by the receiving Party from a Third Party not subject to any confidentiality obligation affecting the said Confidential Information.
16.3	As far as any natural person or legal entity which is a Party to this Contract is concerned, notwithstanding that it has ceased to be a Party to this Contract because of the transfer of its rights and obligations pursuant to the terms of this Contract, the stipulations set out in this Chapter VIII shall remain binding on it.
Chapter IX Breach of Contract
Article 17 Liability for Breach of a Representation or Warranty
17.1	If any representation or warranty made by any Party to this Contract is found to be an error, or if any fact that has or is likely to have a major or substantial effect on the signing of this Contract by any Party has been omitted, or if any representation or warranty is found to be misleading or untrue in any respect, the non-breaching Party shall be entitled to look to the Party (ies) in breach for full compensation for any loss, damage, cost or expense arising from the erroneous, misleading or untrue representation or warranty of the Party (ies) in breach or arising from any other breach of any representation and warranty given by the Party (ies) in breach.

17.2	Each representation and warranty set out in this Contract is to be construed independently.

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17.3	For the avoidance of doubt, the Transferors hereby unconditionally and irrevocably agree and confirm that they shall be jointly liable for any liability for any breach of representation or warranty.
Article 18 Liability for Breach of Contract
18.1	In the event of a breach committed by any Party to this Contract, the said defaulting Party shall be liable to the other Party (ies) in accordance with the provisions of this Contract and the PRC laws and regulations. In the event all Parties hereof commit breach of the contract, each Party shall be liable to the other Party (ies) for the losses and damages or any other liabilities arising out of its breach of contract.

18.2	In the event that the undisclosed issues by the Transferors prior to the signing of this Contract which may influence the legal existence of the Company and the Hydropower Station Project, after the completion of the Sale Equity Stake, actually influence the legal existence of the Company or the Hydropower Station Project, the Transferee is entitled to terminate this Contract and to require the Transferors (1) to refund the full amount of the Transfer Price paid by the Transferee; (2) to pay three percent (3%) of the Transfer Price as liquidated damages, and (3) is entitled to enjoy other legal claims and compensations in accordance with other provisions hereof and PRC laws and regulations.

After all conditions precedent for the payment of the first and second instalments of the Transfer Price by the Transferee have been satisfied, in the event that the Transferee fails to pay the corresponding Transfer Price in accordance with the time limit provided in this Contract and such delayed payment has exceeded thirty (30) Business Days from the time limit provided in this Contract, then the Transferors shall be entitled to rescind this Contract, and request the Transferee (1) to return the Sale Equity Stake, (2) to pay three percent (3%) of the Transfer Price as liquidated damages, and (3) is entitled to enjoy other legal claims and compensations in accordance with other provisions hereof and PRC laws and regulations.

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18.3	Any violation of the obligations, representations and warranties under this Contract by any Party of the Transferors or Transferee shall constitute a breach of contract, and the defaulting Party (ies) shall assume the liability to compensate all the losses due to the breach of contract to the other Party.

18.4	Any delayed performance of the obligations, representations and warranties under this Contract by any Party of the Transferors or Transferee shall constitute a breach of contract; however, the delayed performance or non-performance due to the other Party’s advance performance obligation shall not constitute a breach of contract.

The defaulting Party with delay in performance of the Contract shall pay the liquidated damages per day in the amount of the Transfer Price multiplied by the one-year bank loan rate announced by the People’s Bank of China to the non-defaulting Party (ies); in the event that the defaulting Party delays to perform the Contract over thirty (30) Business Days, the non-defaulting Party (ies) is entitled to terminate the Contract, and to require the defaulting Party to pay one percent (1%) of the Transfer Price as liquidated damages. The procurement of the liquidated damages shall not prejudice the non-defaulting Party (ies) right to claim for other legal remedies in accordance with other provisions of this Contract and the PRC laws and regulations.

18.5	For the avoidance of doubt, the Transferors hereby unconditionally and irrevocably agree and confirm that they shall be jointly liable for any liability for any breach of this Contract committed by any of the Transferors.
Chapter X Force Majeure
Article 19 Force Majeure

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19.1	“Force Majeure” refers to earthquake, typhoon, flood, fire, war, political unrest and such special incidents or events that are deemed to be Force Majeure occurrences under the provisions of relevant PRC laws and regulations.

19.2	In the event of the occurrence of a Force Majeure event, the obligations of the Party to this Contract affected by this Force Majeure event shall cease during the period of the Force Majeure event and any term or period set out in this Contract and to which the affected party is subject shall automatically be extended by a period equal to the term or period of the Force Majeure event, the period of extension shall be the same as the period of cessation of the obligations by reason of the Force Majeure event, and the said Party shall not be liable for any losses and damages or any other liabilities arising out of a breach of contract as provided for in this Contract for the duration of the Force Majeure.

19.3	The Party claiming the occurrence of a Force Majeure event shall promptly inform the other Party (ies) in writing, and within seven (7) Business Days thereafter, it shall provide sufficient evidence (issued by the notary organization or the competent authorities) of the occurrence and the continuity of the Force Majeure event. It shall also do its best to eliminate the adverse effect of the Force Majeure event.
Chapter XI Resolution of Disputes
Article 20 Arbitration
20.1	Any dispute arising out of or in connection with this Contract between the Parties to this Contract shall firstly be resolved through friendly consultation. In the event that sixty (60) Business Days after the commencement of the friendly consultations, the dispute cannot be resolved through such means, either Party may submit the dispute to the China International Economic and

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Trade Arbitration Commission in Beijing for arbitration in accordance with its prevailing valid arbitration rules. The arbitration place shall be in Beijing.

20.2	The arbitration tribunal shall be constituted by three (3) arbitrators, and the arbitration procedure shall be conducted in Chinese.
Article 21 Validity of the Arbitration Award
The arbitration award shall be final and binding on all Parties to this Contract. All Parties to this Contract agree to be bound by the said award, and to act according to the terms of the said award.
Article 22 Continuation of Rights and Obligations
After a dispute has arisen and during its arbitration process, other than the disputed matter, all Parties to this Contract shall continue to exercise their other respective rights stipulated in this Contract, and shall also continue to fulfil their other respective obligations stipulated in this Contract.
Chapter XII Applicable Law
Article 23 Applicable Law
The laws and regulations of the PRC shall govern and be binding on the establishment, validity, interpretation and execution of this Contract. All disputes arising out of or in connection with this Contract shall be determined according to the laws of the PRC. In the event the laws of the PRC do not make provision for a certain issue relating to this Contract, reference shall be made to general international business practices.

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Chapter XIII Miscellaneous
Article 24 Waiver
The non-exercise or delay in the exercise of an entitlement stipulated in this Contract by any Party to this Contract shall not be regarded as a waiver of the said entitlement. Any single exercise or partial exercise of an entitlement shall not rule out any future re-exercise of the said entitlement.
Article 25 Transfer
Unless otherwise described and prescribed in this Contract, without being agreed upon by all other Parties in written form, or without being approved by relevant examination and approval authorities in case such approval is required by relevant laws, none of the Parties to this Contract shall transfer or assign all or any part of this Contract or transfer or assign that Party’s entitlement or obligations as stipulated in this Contract.
Article 26 Amendment
26.1	This Contract has been executed for the benefit of all Parties to this Contract and their respective lawful successor(s) and assignees, and shall have legal binding effect on them.

26.2	This Contract may not be amended verbally. Only by signing a written document by all Parties indicating their consent to such amendment, the amendment may come into effect.
Article 27 Severability
The invalidity of any term of this Contract shall not affect the validity of other terms of this Contract.

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     Article 28 Language
This Contract is written in both the Chinese language and the English language. In case of any inconsistency between the Chinese text and the English text, the Chinese text shall prevail.
Article 29 Validity of the Text and Appendices
29.1	This Contract shall come into effect after being signed and sealed with stamps of all Parties. The Chinese text of this Contract shall be signed in six (6) sets of original. Each Party shall hold one (1) set of original, and one (1) set of original shall be sent to the competent Administration for Industry and Commerce and any other governmental authorities as required respectively. The remaining originals shall be kept for record by the Company.

29.2	The English text of this Contract shall be signed in four (4) sets of original and each Party shall hold one (1) set of original. The remaining originals shall be kept for record by the Company.

29.3	The Appendices to this Contract shall form an integral part of this Contract, and shall have the same legal effect as this Contract.
Article 30 Notification
30.1	Unless otherwise specified and prescribed, any Party issuing any notification or written communication to the other Party (ies) according to the provisions of this Contract shall have them written in the Chinese Language and shall send them as a letter by a courier service company, or by facsimile. Letters sent by a courier service company shall be deemed as having been served seven (7) Business Days after handing over the notification or communication to the courier service company. Any notification or written communication sent in accordance with the stipulations of this Contract shall be deemed to be

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served on the date of receipt. If they are sent by facsimile, the date of receipt shall be deemed to be three (3) Business Days after transmission, subject to a facsimile confirmation report evidencing this.

30.2	All notifications and communications shall be sent to the following addresses, until such time when the other Party (ies) issues a written notice of any change to its address:

The Transferee’s Address:	District B, 25th Floor, New Poly Plaza, No.1, North Street of Chaoyangmen, Dongcheng Distric, Beijing China.

Telephone Number:	86-10-6492-8483
Facsimile Number:	86-10-6496-1540
Attention:	Chen Fang

Party B’s Address:	11th Floor, Capital Time Square, No.88, Chang’an West Avenue, Xicheng District, Beijing City
Telephone Number:	010-83914567
Facsimile Number:	010-83914666
Attention:	Li Hong

Party C’s Address:	Room 1402, Unit 2, Building 4 of Zhongrong City Garden, West Lake District, Hangzhou City
Telephone Number:	15858139588
Post Code:	310012
Attention:	Yao Linfu
Article 31 The Entire Agreement
This Contract constitutes the entire agreement of all Parties to this Contract pertaining to the transaction agreed upon in this Contract, and shall replace all the previous discussions, negotiations and agreements among all Parties to this Contract in respect of the transaction of this Contract.
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IN WITNESS WHEREOF, the duly authorised representatives of Party A and Party B have signed this Contract with Party C on the date first above written.

Party A:	Zhejiang Province Jingning Yingchuan Hydroelectric Development Co., Ltd.

(Stamp)

Signature:

Position:

Party B:	Guangdong Qingneng Power Generation Group Co., Ltd.

(Stamp)

Signature:

Position:

Party C:	Yao Linfu

Signature:

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Appendix I Existing Debts of the Company

Balance of
Loan		the Loan
Contract		Principal	Loan	Interest
Number	Lender	(RMB)	Term	Rate	Mortgaged Assets
2007 Nian Long Zhong Yin Jie Zi No. D014	Bank of China, Longquan City Sub-branch	108,000,000	From August 29, 2007 to August 28, 2016	Floating interest rate with an annual interest rate of 7.56%, and the interest rate shall be fixed each year	The real estate and movable properties of the Hydropower Station Project

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Appendix II List of Security
List of Security
The Transferors have disclosed to the Transferee the following security (including but not limited to mortgage, pledge, guarantee and other forms) provided by the Company for the benefit of the Company itself:

		Type of	Mortgaged
Security Contract Number	Creditor	Security	Assets
2007 Nian Long Zhong Yin Di Zi No. D006	Bank of China, Longquan City Sub-branch	Maximum Amount Mortgage	All real estate and movable properties of the Hydropower Station Project

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Appendix III Assets List of the Company